UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2023

The Growth for Good Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41149	66-0987010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 E 49th Street, 11th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 655-7596

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, on right and one-half of one redeemable warrant	GFGDU	The NASDAQ Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	GFGD	The NASDAQ Stock Market LLC

Right to acquire one-sixteenth of one Class A ordinary share	GFGDR	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GFGDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed with the Securities and Exchange Commission in a Current Report filed on Form 8-K on March 9, 2023, The Growth for Good Acquisition Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated March 7, 2023, by and among the Company, Zero Nox, Inc. (“ZeroNox”) and G4G Merger Sub Inc.

On September 12, 2023, the Company and ZeroNox mutually agreed to terminate the Merger Agreement. Accordingly, the Merger Agreement is no longer in effect. Therefore, the purpose for which the Extraordinary General Meeting of the Company’s shareholders had been convened had ceased to exist and the meeting was adjourned sine die.

In connection with the termination of the Merger Agreement, ZeroNox has agreed to assume the Company’s rights and obligations pursuant to the promissory note for the principal amount of $2,530,000.00, dated as of June 12, 2023, for the benefit of G4G Sponsor LLC and the other parties thereto, made in connection with the extension of the period of time available to the Company to consummate an initial business combination from June 14, 2023 to September 14, 2023, subject to certain amendments to the payment terms thereto.

Item 8.01	Other Events.

On September 12, 2023, the Company issued a press release announcing that the Merger Agreement was terminated. As a result, the Company will liquidate its assets and wind up in accordance with its Amended and Restated Memorandum and Articles of Association and the Companies Act (Revised) of the Cayman Islands, and will redeem all of its outstanding Class A ordinary shares that were included in the units issued to the public in its initial public offering, as the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release, dated September 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Growth for Good Acquisition Corporation

	By:	/s/ David Birnbaum
		Name:	David Birnbaum
		Title:	Chief Executive Officer (Principal Executive Officer)

Dated: September 12, 2023